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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Equity Compensation Plan and the 1985 Incentive Stock Option Plan of CSS Industries, Inc. of our report dated February 20, 1997, with respect to the consolidated financial statements and schedules of CSS Industries, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ ARTHUR ANDERSEN  LLP

Philadelphia, Pennsylvania
July 22, 1997